                EXHIBIT 99
FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:
Canaan X L.P.
Canaan Partners X LLC

Address of Joint Filers:
c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:
Canaan X L.P.

Issuer and Ticker Symbol:
Protagonist Therapeutics, Inc. [PTGX]
Date of Event:
August 10, 2016

Signatures of Joint Filers:
Canaan X L.P.
  By: Canaan Partners X LLC, its General Partner
   By: /s/ Janine MacDonald
        Attorney-in-Fact
Canaan Partners X LLC
 By: /s/ Janine MacDonald
        Attorney-in-Fact